Sprout Social Announces Third Quarter 2020 Financial Results Above Guidance Range
Raises 2020 Guidance
Third Quarter Total Revenue of $33.7 Million
25,556 Customers as of September 30, 2020

CHICAGO, November 9, 2020 – Sprout Social, Inc. (“Sprout Social”, the “Company”) (Nasdaq: SPT), an industry-leading provider of cloud-based social media management software, today announced financial results for its third quarter ended September 30, 2020.
“We had a breakout quarter with record net new customer additions and record net new ARR” said Justyn Howard, Sprout Social’s CEO and co-founder. “We’re also pleased to report new technology integrations and the successful expansion of multiple partner relationships. Social is more mission critical than at any point in our history. Our expanding value proposition combined with rapidly emerging tailwinds to our market position Sprout Social for even greater success in the quarters and years to come.”
“I am incredibly grateful to our employees, our customers and our partners for their ongoing commitment to success.”

Third Quarter 2020 Financial Highlights

Revenue

•Total revenue was $33.7 million, up 27% compared to the third quarter of 2019.
•Organic revenue (excluding the impact of legacy Simply Measured revenue) was up 34% compared to the third quarter of 2019.
•Total ARR was $141.9 million, up 30% compared to the third quarter of 2019.
•Organic ARR was $140.6 million, up 35% compared to the third quarter of 2019.

Operating Loss

•GAAP operating loss was ($6.9) million, compared to ($5.1) million in the third quarter of 2019.
•Non-GAAP operating loss was ($4.4) million, compared to ($5.1) million in the third quarter of 2019.

Net Loss

•GAAP net loss was ($7.0) million, compared to ($5.0) million in the third quarter of 2019.
•Non-GAAP net loss was ($4.4) million, compared to ($5.0) million in the third quarter of 2019.
•GAAP net loss per share was ($0.13) based on 51.9 million weighted-average shares of common stock outstanding, compared to ($0.30) based on 16.9 million weighted-average shares of common stock outstanding in the third quarter of 2019.
•Non-GAAP net loss per share was ($0.09) based on 51.9 million weighted-average shares of common stock outstanding, compared to ($0.30) based on 16.9 million weighted-average shares of common stock outstanding in the third quarter of 2019.

Cash

•Cash and equivalents and marketable securities totaled $167.3 million as of September 30, 2020, up from $129.5 million as of June 30, 2020.
•Net cash used by operating activities was ($2.6) million, compared to ($3.3) million in the third quarter of 2019.
•Free cash flow was ($4.0) million, compared to ($3.4) million in the third quarter of 2019.

See “Customer Metrics” and “Use of Non-GAAP Financial Measures” below for how Sprout Social defines total ARR, organic ARR, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and free cash flow and the financial tables that accompany this release for reconciliations of these measures to their closest comparable GAAP measures.

Customer Metrics
•Grew number of customers to 25,556 as of September 30, 2020, up from 24,356 customers as of June 30, 2020, and up from 23,066 customers as of September 30, 2019.
•Grew number of customers contributing over $10,000 in ARR to 2,790 customers as of September 30, 2020, up 42% compared to September 30, 2019.

Recent Customer Highlights
•During the third quarter, we had the opportunity to help new customer brands like Electronic Arts, Discover, Taco Bell, The Cleveland Cavaliers, Sony, Nikon, and Purdue University. We executed growth deals with great brands like Lowe’s, Cummins and Manpower Group.

Recent Technology Integration and Partner Announcements

Sprout Social recently:
•Rolled out a first-of-its-kind integration with Glassdoor to align corporate and employer brand strategy across social media.
•Deepened our CRM capabilities and announced new integrations with Microsoft Dynamics 365 and Salesforce that enhance existing integrations with Hubspot and Zendesk.
•Announced that we are rolling out an Instagram messaging beta utilizing Facebook’s Messenger API.
•Expanded Reddit Listening capabilities, enabling more powerful conversation data from Reddit communities.
•Launched a new Slack integration beta for our customers, enabling them to enhance notifications for approval and task workflows.
•Launched Twitter Pro Media Video integration, enabling customers to post longer videos through the platform.

Business Awards

Sprout Social was recently:
•Recognized as one of Fortune’s 100 Best Small and Medium Workplaces in 2020.
•Recognized as one of Fortune’s 25 Best Small and Medium Workplaces for Women.
•Selected as a recipient of the 2020 Tech Cares award from TrustRadius, awarded to tech companies that have gone above and beyond to support their clients and communities in 2020 and during the COVID-19 pandemic.
•Named a Category Leader on GetApp's 2020 Reputation Management Software list.

Fourth Quarter and Updated 2020 Financial Outlook
For the fourth quarter of 2020, the Company currently expects:
•Total revenue between $35.8 and $35.9 million, or overall growth of 27%. We expect that our organic growth rate will exceed our reported growth rate by a mid single digit percentage point range.
•Non-GAAP operating loss between ($6) million and ($5.5) million.
•Non-GAAP net loss per share of between ($0.11) and ($0.10) based on approximately 53.1 million weighted average basic shares of common stock outstanding.
“We delivered strong results that underscore the attractiveness of our business model” said Joe Del Preto, CFO. “We’re pleased to raise our expectations for 2020 and we continue to make smart, targeted investments that we believe will deliver durable long term growth.”
For the full year 2020, the Company is raising and narrowing guidance to reflect the following:
•Total revenue between $131.4 to $131.5 million, or overall growth of 28%. We expect organic growth of approximately 35%.
•Non-GAAP operating loss between ($23.6) and ($23.1) million.

•Non-GAAP net loss per share of between ($0.45) and ($0.44) based on approximately 51.8 million weighted average basic shares of common stock outstanding.
The Company’s fourth quarter and 2020 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control, including the impact of COVID-19 on our financial performance and customer demand. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to non-GAAP operating loss, or net loss per share, the most directly comparable GAAP measure to non-GAAP net loss per share, and similarly cannot provide a reconciliation between its forecasted non-GAAP operating loss and non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.
Conference Call Information
Sprout Social will host a conference call and webcast scheduled at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) today, November 9, 2020 to discuss financial results and business highlights. The conference call can be accessed by dialing (877) 658-9099 from the United States and Canada or (602) 563-8734 internationally with conference ID 8993855. The live webcast of the conference call can be accessed from Sprout Social’s investor relations website at http://investors.sproutsocial.com.
Following the completion of the call through 8:00 p.m. Eastern Time on November 16, 2020, a telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 8993855. A webcast replay will also be available at http://investors.sproutsocial.com for 12 months.
About Sprout Social
Sprout Social offers deep social media listening and analytics, social management, customer care, and advocacy solutions to more than 25,000 brands and agencies worldwide. Sprout’s suite of solutions supports every aspect of a cohesive social program and enables organizations of all sizes to extend their reach, amplify their brand and create the kind of real connection with their consumers that drives their businesses forward. Headquartered in Chicago, Sprout operates across major social and digital platforms, including Twitter, Facebook, Instagram, Pinterest, LinkedIn and Google.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to the impact on our business and the businesses of our prospective and existing customers of the COVID-19 pandemic, our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q4 and 2020 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, the effects of the COVID-19 pandemic and the governmental actions taken to combat the pandemic may materially affect how we and our customers operate our businesses, and the duration and extent to which this threatens our future results of operations and overall financial performance remains uncertain, any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, changing regulations relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and harm our brand, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended

December 31, 2019 filed with the SEC on February 28, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 6, 2020, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 to be filed with the SEC, as well as any other future quarterly and current reports that we file with the SEC. Moreover, you should interpret many of the risks identified in those reports as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprout Social at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Sprout Social assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP operating loss. We define non-GAAP operating loss as GAAP loss from operations, excluding stock-based compensation expense. We believe non-GAAP operating loss provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance, particularly given the impact of stock-based compensation expense recognized after the completion of our December 2019 IPO.
Non-GAAP net loss. We define non-GAAP net loss as GAAP net loss and comprehensive loss, excluding stock-based compensation expense. We believe non-GAAP net loss provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance, particularly given the impact of stock-based compensation expense recognized after the completion of our December 2019 IPO.
Non-GAAP net loss per share. We define non-GAAP net loss per share as GAAP net loss per share attributable to common shareholders, basic and diluted, excluding stock-based compensation expense. We believe non-GAAP net loss per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance, particularly given the impact of stock-based compensation expense recognized after the completion of our December 2019 IPO.
Free cash flow. We define free cash flow as net cash used in operating activities less purchases of property and equipment. Free cash flow does not reflect our future contractual obligations or represent the total increase or decrease in our cash balance for a given period. We believe free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash used in our core operations that, after purchases of property and equipment, is not available for strategic initiatives.

Free cash flow margin. We define free cash flow margin as free cash flow as a percentage of revenue.
Customer Metrics

Number of customers. We define a customer as a unique account, multiple accounts containing a common non-personal email domain or multiple accounts governed by a single agreement. Number of customers excludes customers exclusively using legacy products obtained through the acquisition of Simply Measured. We believe that the number of customers using our platform is an indicator not only of our market penetration, but also of our potential for future growth as our customers often expand their adoption of our platform over time based on an increased awareness of the value of our platform and products.

Number of customers contributing more than $10,000 in ARR. We define number of customers contributing more than $10,000 in ARR as those on a paid subscription plan that had more than $10,000 in ARR as of a period end. We view the number of customers that contribute more than $10,000 in ARR as a measure of our ability to scale with our customers and attract larger organizations. We believe this represents potential for future growth, including expanding within our current customer base.

Total annual recurring revenue (“total ARR”). We define total ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last date of the specified period. We believe total ARR is an indicator of the scale of our entire platform while mitigating fluctuations due to seasonality and contract term.
Organic ARR. We define organic ARR as total ARR excluding the impact of recurring revenue generated from legacy Simply Measured products. We believe organic ARR is an indicator of the scale and visibility of our core platform while mitigating fluctuations due to seasonality and contract term.

Availability of Information on Sprout Social’s Website and Social Media Profiles
Investors and others should note that Sprout Social routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Sprout Social Investors website. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Sprout Social Investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Sprout Social to review the information that it shares at the Investors link located at the bottom of the page on www.sproutsocial.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Sprout Social when enrolling an email address by visiting "Email Alerts" in the "Shareholder Services" section of Sprout Social's Investor website at https://investors.sproutsocial.com/.

Social Media Profiles:
www.twitter.com/SproutSocial
www.facebook.com/SproutSocialInc
www.linkedin.com/company/sprout-social-inc-/
www.instagram.com/sproutsocial

Contact

Media:
Kristin Johnson
Email: kristin@sproutsocial.com
Phone: (312) 281-2073

Investors:
Jason Rechel
Email: jason.rechel@sproutsocial.com
Phone: (312) 528-9166

Sprout Social, Inc.
Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,
	2020	2019
Revenue
Subscription	$ 33,370	$ 26,284
Professional services and other	296	137
Total revenue	33,666	26,421
Cost of revenue(1)
Subscription	8,588	7,144
Professional services and other	186	85
Total cost of revenue	8,774	7,229
Gross profit	24,892	19,192
Operating expenses
Research and development(1)	7,693	6,361
Sales and marketing(1)	14,774	11,894
General and administrative(1)	9,346	6,056
Total operating expenses	31,813	24,311
Loss from operations	(6,921)	(5,119)
Interest expense	(94)	(70)
Interest income	50	61
Other income	19	108
Loss before income taxes	(6,946)	(5,020)
Income tax expense	51	19
Net loss and comprehensive loss	$ (6,997)	$ (5,039)
Net loss per share attributable to common shareholders, basic and diluted	$ (0.13)	$ (0.30)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	51,910,517	16,948,809

(1) Includes stock-based compensation expense as follows:

	Three Months Ended September 30,
	2020	2019
Cost of revenue	$ 153	$ -
Research and development	509	-
Sales and marketing	667	-
General and administrative	1,231	65
Total stock-based compensation expense	$ 2,560	$ 65

Sprout Social, Inc.
Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Nine Months Ended September 30,
	2020	2019
Revenue
Subscription	$ 94,889	$ 74,285
Professional services and other	714	278
Total revenue	95,603	74,563
Cost of revenue(1)
Subscription	24,852	19,113
Professional services and other	450	175
Total cost of revenue	25,302	19,288
Gross profit	70,301	55,275
Operating expenses
Research and development(1)	22,686	19,137
Sales and marketing(1)	42,852	34,074
General and administrative(1)	30,970	23,417
Total operating expenses	96,508	76,628
Loss from operations	(26,207)	(21,353)
Interest expense	(285)	(199)
Interest income	563	256
Other income	222	388
Loss before income taxes	(25,707)	(20,908)
Income tax expense	72	49
Net loss and comprehensive loss	$ (25,779)	$ (20,957)
Net loss per share attributable to common shareholders, basic and diluted	$ (0.51)	$ (1.25)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	50,777,222	16,829,622

(1) Includes stock-based compensation expense as follows:

	Nine Months Ended September 30,
	2020	2019
Cost of revenue	$ 617	$ -
Research and development	1,443	-
Sales and marketing	1,833	-
General and administrative	4,670	5,363
Total stock-based compensation expense	$ 8,563	$5,363

Sprout Social, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share data)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$ 117,778	$ 135,310
Marketable securities	49,494	-
Accounts receivable, net of allowances of $1,687 and $706 at September 30, 2020 and December 31, 2019, respectively	14,406	11,099
Deferred Commissions	7,456	5,574
Prepaid expenses and other assets	4,565	5,050
Total current assets	193,699	157,033
Property and equipment, net	14,243	13,529
Deferred commissions, net of current portion	7,199	5,505
Operating lease, right-of-use asset	10,274	5,618
Goodwill	2,299	2,299
Intangible assets, net	4,413	5,482
Other assets, net	125	125
Total assets	$ 232,252	$ 189,591
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$ 2,037	$ 2,049
Deferred revenue	37,258	29,566
Operating lease liability	1,904	2,331
Accrued wages and payroll related benefits	4,900	4,053
Accrued expenses and other	5,555	5,057
Total current liabilities	51,654	43,056
Deferred revenue, net of current portion	239	209
Operating lease liability, net of current portion	23,744	18,196
Total liabilities	75,637	61,461

Stockholders' equity

Class A common stock, par value $0.0001 per share; 1,000,000,000 shares authorized; 46,122,094 and 43,322,590 shares issued and outstanding at September 30, 2020, respectively; 41,714,870 and 39,041,065 shares issued and outstanding, at December 31, 2019, respectively	4	4

Class B common stock, par value $0.0001 per share; 25,000,000 shares authorized; 9,721,627 and 9,568,249 shares issued and outstanding at September 30, 2020, respectively; 9,803,933 shares issued and outstanding at December 31, 2019	1	1
Additional paid-in capital	324,682	263,943
Treasury stock, at cost	(26,905)	(20,430)
Accumulated deficit	(141,167)	(115,388)
Total stockholders’ equity	156,615	128,130
Total liabilities and stockholders’ equity	$ 232,252	$ 189,591

Sprout Social, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net loss	$ (6,997)	$ (5,039)
Adjustments to reconcile net loss to net cash (used in) operating activities
Depreciation of property and equipment	686	696
Amortization of line of credit issuance costs	53	51
Amortization of premium on investments	177	-
Amortization of acquired intangible assets	357	385
Amortization of deferred commissions	1,998	1,254
Amortization of right-of-use operating lease asset	224	224
Stock-based compensation expense	2,560	65
Provision for accounts receivable allowances	542	490
Changes in operating assets and liabilities
Accounts receivable	(860)	(1,555)
Prepaid expenses and other current assets	(468)	36
Deferred commissions	(3,571)	(2,174)
Accounts payable and accrued expenses	(229)	327
Deferred revenue	2,031	2,249
Lease liabilities	864	(281)
Net cash (used in) operating activities	(2,633)	(3,272)
Cash flows from investing activities
Purchases of property and equipment	(1,408)	(169)
Net cash (used in) investing activities	(1,408)	(169)
Cash flows from financing activities
Proceeds from follow-on offering of common stock, net of underwriters' discounts and commissions	42,127	-
Payments for line of credit issuance costs	8	-
Proceeds from exercise of stock options	82	17
Employee taxes paid related to the net share settlement of stock-based awards	-	(1,798)
Payments of deferred offering costs	(190)	(1,022)
Net cash provided by (used in) financing activities	42,027	(2,803)
Net increase (decrease) in cash and cash equivalents	37,986	(6,244)
Cash and cash equivalents
Beginning of period	79,792	18,844
End of period	$ 117,778	$ 12,600

Sprout Social, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net loss	$ (25,779)	$ (20,957)
Adjustments to reconcile net loss to net cash (used in) operating activities
Depreciation of property and equipment	2,120	2,031
Amortization of line of credit issuance costs	171	149
Amortization of premium on investments	228	-
Amortization of acquired intangible assets	1,070	1,156
Amortization of deferred commissions	5,412	3,380
Amortization of right-of-use operating lease asset	911	811
Stock-based compensation expense	8,563	5,363
Provision for accounts receivable allowances	1,882	1,175
Changes in operating assets and liabilities
Accounts receivable	(5,190)	(912)
Prepaid expenses and other current assets	339	(840)
Deferred commissions	(8,988)	(4,922)
Accounts payable and accrued expenses	713	(333)
Deferred revenue	7,721	5,097
Lease liabilities	(351)	(910)
Net cash (used in) operating activities	(11,178)	(9,712)
Cash flows from investing activities
Purchases of property and equipment	(2,216)	(544)
Purchases of marketable securities	(49,722)	-
Net cash (used in) investing activities	(51,938)	(544)
Cash flows from financing activities
Proceeds from underwriters' purchase of over-allotment shares, related to the Company's initial public offering, net of underwriters' discounts and commissions	9,954	-
Proceeds from follow-on offering of common stock, net of underwriters' discounts and commissions	42,127	-
Payments for line of credit issuance costs	(118)	(47)
Proceeds from exercise of stock options	362	62
Employee taxes paid related to the net share settlement of stock-based awards	(6,335)	(1,798)
Payments of deferred offering costs	(406)	(1,551)
Net cash provided by (used in) financing activities	45,584	(3,334)
Net (decrease) in cash and cash equivalents	(17,532)	(13,590)
Cash and cash equivalents
Beginning of period	135,310	26,190
End of period	$ 117,778	$ 12,600

The following schedule reflects our non-GAAP financial measures and reconciles our non-GAAP financial measures to the related GAAP financial measures (in thousands, except per share data):

Summary of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Non-GAAP operating loss	$ (4,361)	$ (5,054)	$ (17,644)	$ (15,990)
Non-GAAP net loss	(4,437)	(4,974)	(17,216)	(15,594)
Non-GAAP net loss per share	(0.09)	(0.30)	(0.34)	(0.93)
Free cash flow	$ (4,041)	$ (3,441)	$ (13,394)	$ (10,256)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of Non-GAAP operating loss
Loss from operations	$ (6,921)	$ (5,119)	$(26,207)	$(21,353)
Stock-based compensation expense	2,560	65	8,563	5,363
Non-GAAP operating loss	$ (4,361)	$ (5,054)	$ (17,644)	$ (15,990)

Reconciliation of Non-GAAP net loss
Net loss and comprehensive loss	$ (6,997)	$ (5,039)	$(25,779)	$(20,957)
Stock-based compensation expense	2,560	65	8,563	5,363
Non-GAAP net loss	$ (4,437)	$ (4,974)	$ (17,216)	$ (15,594)

Reconciliation of Non-GAAP net loss per share
Net loss per share attributable to common shareholders, basic and diluted	$ (0.13)	$ (0.30)	$ (0.51)	$ (1.25)
Stock-based compensation expense per share (*)	0.04	-	0.17	0.32
Non-GAAP net loss per share	$ (0.09)	$ (0.30)	$ (0.34)	$ (0.93)

Reconciliation of free cash flow
Net cash (used in) operating activities	$ (2,633)	$ (3,272)	$(11,178)	$(9,712)
Purchases of property and equipment	(1,408)	(169)	(2,216)	(544)
Free cash flow	$ (4,041)	$ (3,441)	$ (13,394)	$ (10,256)

(*) Value for the three months ended September 30, 2020, has been rounded down for presentation purposes to equal the difference between the calculated GAAP net loss per share and calculated Non-GAAP net loss per share.